Exhibit 10.22

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Second Amendment to License Exclusive Agreement (this “Amendment”) is entered into as of August 31, 2021 (the “Amendment Date”), by and between Elkurt, Inc., a Rhode Island corporation with an address at 297 President Ave, Providence RI 02906 (“Elkurt”) and Ocean Biomedical Inc, a Delaware corporation with an address at 19W060 Avenue LaTours, Oak Brook, IL 60523 (“Licensee”).

WHEREAS, Elkurt and Licensee entered into an Exclusive License Agreement, subtitled, “BROWN ID 2502—(Chit1) Small Molecule Antifibrotic” effective as of July 31, 2020, as amended by the First Amendment to Exclusive License Agreement effective as of March 21, 2021 (as so amended, the “License Agreement”); and

WHEREAS, Licensee desires to amend certain terms of the License Agreement, and Elkurt agrees to so amend the License Agreement, but only upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, Elkurt and Licensee, in consideration of the foregoing premises and the mutual promises herein, intending to be legally bound, hereby agree as follows:

1 Sections 4.1. and 4.2. of the License Agreement (regarding Funding and the License Maintenance Fee are hereby deleted in their entirety and inserted in place thereof are new Sections 4.1. and 4.2. as follows:

4.1. Funding. Licensee shall raise no less than Ten Million Dollars (US) in equity financing on or before April 1, 2022.

4.2. License Maintenance Fee. Licensee shall pay Elkurt an Initial License Maintenance Fee within 15 days of achieving the funding provided in Section 4.1. Said Initial License Maintenance Fee shall be sixty-seven thousand dollars ($67,000) if paid by October 15, 2021, but if not paid by October 15, 2021, then said Initial License Maintenance Fee shall increased by the interest rate set forth in Section 5.3 for each month after October 15, 2021. In addition, beginning on January 1, 2022 and each year thereafter, Licensee shall pay Elkurt an annual License Maintenance Fee of three thousand dollars ($3,000). Beginning on January 1, 2028, and every year thereafter said annual License Maintenance Fee shall be Four thousand dollars ($4,000).

2 Section 10.2.2.4 of the License Agreement (regarding termination if certain fund raising is not achieved) is hereby amended by deleting the date “October 1, 2021” and inserting in place thereof the date, “April 1, 2022.”

3 That as to Exhibit B, The Commercialization Plan of the License Agreement, each of the dates shown thereon are hereby extended by the term of one year, reflecting the delay in initial fundraising as described herein.

4 As amended by this Amendment, all provisions of the License Agreement remain in full force and effect and are hereby ratified and confirmed. All references to the License Agreement, wherever, whenever or however made or contained, are and shall be deemed to be references to the License Agreement as amended by this Amendment. Section 12.6 of the License Agreement (regarding Governing Law and Jurisdiction) is incorporated herein by reference and made a part hereof and shall govern this Amendment in all respects. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument. The signatories may execute this Amendment by electronic means and signatures, copies of which shall each be deemed to be originals. This Amendment constitutes the entire understanding between the parties hereto with respect to the matters contained herein and this Amendment shall not be modified except in writing executed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto execute this Amendment:

Ocean Biomedical, Inc.		Elkurt, Inc.

By:	Chirinjeev Kathuria	By:	Jonathan Kurtis
	NAME		NAME

Title:	Chairman	Title:	President

Signature:	/s/ Chirinjeev Kathuria	Signature:	/s/ Jonathan Kurtis MD/PhD

Date:	August 31, 2021	Date:	September 1, 2021